UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2009

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2009, Deerfield Capital Corp. ("DFR") and Pegasus Deerfield (AIV), LLC ("Pegasus AIV") entered into certain amendments (the "Amendments") to (i) the five-year warrant to purchase 2,500,000 shares of DFR’s common stock at an exercise price of $4.25 per share ("Warrant A") and (ii) the five-year warrant to purchase 500,000 shares of DFR’s common stock at an exercise price of $10.00 per share ("Warrant B" and, together with Warrant A, the "Warrants") granted to Pegasus AIV on April 9, 2009 in connection with DFR’s formation of Deerfield Pegasus Loan Capital LP ("DPLC"), its investment venture with Pegasus Capital Advisors LP ("Pegasus"). The Amendments (i) delay the earliest possible vesting date of the Warrants from April 9, 2009 to July 9, 2009 and (ii) move the time period during which the Warrant holder’s average invested capital in DPLC and DPLC’s general partner is required to be at least equal to $50 million in order for any of the Warrants to vest back from October 9, 2009 through April 9, 2011 to January 9, 2010 through July 9, 2011. As consideration for the Amendments, Pegasus AIV agreed to move the first date on which it can withdraw its capital contributions from DPLC back by three months.

The foregoing description of the Amendments does not purport to be complete, should be read together with and is qualified in its entirety by reference to the Amendments filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

In addition, to allow Pegasus and DFR to explore a new business opportunity outside of DPLC, DFR has released Pegasus AIV from $1 million of its initial commitment to invest $75 million in DPLC. DFR expects to receive a future financial benefit should this new business opportunity prove to be successful. However, DFR can provide no assurance that this business opportunity will be successful or that it will receive any such future financial benefit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8 K:

4.1 Amendment No. 1, dated September 23, 2009, to the Warrant, dated April 9, 2009, issued by Deerfield Capital Corp. to Pegasus Deerfield (AIV), LLC.

4.2 Amendment No. 1, dated September 23, 2009, to the Warrant, dated April 9, 2009, issued by Deerfield Capital Corp. to Pegasus Deerfield (AIV), LLC.

Disclosure Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward looking statements are based on facts and conditions as they exist at the time such statements are made. Forward looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of DFR and its subsidiaries. Forward-looking statements are further based on various operating assumptions including, but not limited to, the assumption that the new business opportunity that Pegasus and DFR are exploring outside of DPLC will be successful and the assumption that DFR will be able to satisfy the conditions to Pegasus AIV’s remaining DPLC capital commitments and Pegasus will ultimately invest such amounts in DPLC. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, including the risk that the assumptions on which the forward-looking statements are based prove to be inaccurate, actual results may differ materially from expectations or projections. Readers of this 8-K are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward looking statements. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws. Certain factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2008, DFR’s quarterly reports on Form 10-Q and DFR’s other public filings with the SEC and public statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

September 24, 2009	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 1, dated September 23, 2009, to the Warrant, dated April 9, 2009, issued by Deerfield Capital Corp. to Pegasus Deerfield (AIV), LLC.
4.2	Amendment No. 1, dated September 23, 2009, to the Warrant, dated April 9, 2009, issued by Deerfield Capital Corp. to Pegasus Deerfield (AIV), LLC.